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                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         Arctic Products Ltd., a company registered in England and Wales
              BMAC Ltd., a company registered in England and Wales
    British Syphon Industries Ltd., a company registered in England and Wales
            Catalina Industries, Inc. (formerly Dana Lighting, Inc.),
                             a Florida corporation
     Catalina International Ltd., a company registered in England and Wales
           Catalina Lighting Canada (1992), Inc., a Quebec corporation Catalina Lighting, Inc. Chile Limitada, a Chilean corporation
          Catalina Lighting Mexico, S.A. de C.V., a Mexican corporation
               Catalina Merchandising, Inc., a Florida corporation
                 Go-Gro Industries Limited, a Hong Kong company
                       Go-Gro Limited, a Hong Kong company
              Golda Metal Industries Limited, a Hong Kong company *
         Graystone Ring Ltd., a company registered in England and Wales
                   Grove Products (Caravan Accessories) Ltd.,
                    a company registered in England and Wales
      Jiadianbao Electrical Products Company (Shenzhen), Limited ("JES"),
                     a Chinese wholly-owned foreign entity
         Lancer Products Ltd., a company registered in England and Wales
                     Lighten Point Corporation Europe Ltd.,
                   a company registered in England and Wales
      Marshall's Universal Plc., a company registered in England and Wales
           Newton Mill Ltd., a company registered in England and Wales
           PH Products Ltd., a company registered in England and Wales
           Ring Group Ltd., a company registered in England and Wales
        Ring Lamp Company Ltd., a company registered in England and Wales
             Ring Limited, a company registered in England and Wales
            Van-Line Ltd., a company registered in England and Wales

* Golda Metal Industries is 50% owned by the JES.